Exhibit 31.2

CERTIFICATION PURSUANT TO
RULE 13a-14(a) and 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED

I, Michael I. Wirth, certify that:

1. I have reviewed this annual report on Form 10-K/A of Kohlberg Capital Corporation (the “registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 25, 2009	By	/ S / Michael I. Wirth
Michael I. Wirth Chief Financial Officer and Chief Compliance Officer (Principal Financial Officer)